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                                                                    EXHIBIT 11.1

                             PEREGRINE SYSTEMS, INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                                      YEAR ENDED MARCH 31,
                                                            ---------------------------------------
                                                               1995          1996          1997
                                                            -----------   -----------   -----------
     Net income (loss) . . . . . . . . . . . . . . . . .    $    51,000   $(6,411,000)  $ 5,802,000
                                                            -----------   -----------   -----------
     Weighted  Average Number of Shares and Equivalent
          Shares Outstanding
     Weighted Average Number of Shares Outstanding . . .     10,204,700    11,076,000    12,320,000
     Effect of Stock Options and Restricted Stock(1) . .      2,045,300     1,254,000     2,644,000
                                                            -----------   -----------   -----------
                                                             12,250,000    12,331,000    14,964,000
                                                            -----------   -----------   -----------
     Net Income (Loss) Per Share . . . . . . . . . . . .    $    -        $     (0.52)  $      0.39
                                                            -----------   -----------   -----------
                                                            -----------   -----------   -----------

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(1)  Shares related to operations granted within the twelve months preceding, the Company's initial public offering at exercise prices below the initial public offering price have been retroactively included in the calculation of net income (loss) per share; whether or not dilutive, as required by the regulations of the Securities and Exchange Commission.